Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 5 to the Registration Statement (No. 333-261466) on Form S-1 of WM Technology, Inc. of our report dated March 16, 2023, relating to the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Irvine, California
September 3, 2024